National Grid USA
   |
   |---------------Massachusetts Electric Co.
   |
   |---------------The Naragansett Electric Co.
   |
   |---------------Granite State Electric Co.
   |
   |---------------Nantucket Electric Co.
   |
   |---------------New England Power Co.
   |
   |---------------New England Electric Transmission Corp.
   |
   |---------------NEES Communications, Inc.
   |
   |---------------Wayfinder Group, Inc.
   |
   |---------------Granite State Energy, Inc.
   |
   |---------------New England Energy, Inc.
   |
   |---------------Metrowest Realty LLC
   |
   |---------------New England Power Service Co.
   |
   |---------------NEES Energy, Inc.
   |                         |
   |                         |---------------AllEnergy Marketing Co., LLC
   |
   |---------------New England
   |               Hydro-Transmission Corp.--------
   |                                               |--New England Hydro Finance Co.
   |---------------New England                     |
   |               Hydro-Transmission Electric Co.-
   |
   |---------------Blackstone Valley Electric Co.
   |
   |---------------Eastern Edison Co.
   |
   |---------------Montaup Electric Co.
   |
   |---------------Newport Electric Corp.
   |
   |---------------EUA Cogenex Corp.
   |
   |---------------EUA Energy
   |
   |---------------EUA Ocean State Corp.
   |
   |---------------EAU Energy Services
   |
   |---------------EUA Telecommunications
   |
   |---------------EUA Service Corp.